Exhibit 99.1

TeleNav Reports First Quarter Fiscal 2012 Financial Results

-TeleNav and Delphi to expand partnership for major automaker to seven additional regions around the world

Sunnyvale, Calif. – October 27, 2011 – TeleNav, Inc. (NASDAQ:TNAV), one of the largest global wireless location-based services providers, today announced its financial results for the first quarter of fiscal 2012 ended September 30, 2011.

Financial Highlights

•	Revenue for the first quarter of fiscal 2012 grew 3 percent over the first quarter of fiscal 2011 to $52.7 million.

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Revenue from strategic growth areas which include automotive, enterprise location-based services (LBS), mobile advertising and commerce and premium LBS was 16 percent of total revenue for the first quarter of fiscal 2012, reaching $8.4 million, up 192 percent year over year.

•	Revenue from strategic growth areas and international revenues was 21 percent of total revenue for the first quarter of fiscal 2012, reaching $11.1 million, up 151 percent year over year.

•

Average monthly paid end users were 26.0 million in the first quarter of fiscal 2012, compared to 17.7 million in the first quarter of fiscal 2011 and 24.6 million in the fourth quarter of fiscal 2011.

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End users of our freemium offerings exceeded 1.5 million at September 30, 2011. Freemium offerings are free basic navigation services provided on certain mobile platforms which are monetized through paid upgrades to premium products, as well as through advertising.

•	Cash generated from operations for the first quarter of fiscal 2012 was $3.0 million and ending cash and investments totaled $193.2 million as of September 30, 2011.

“Today’s Delphi announcement strengthens our leadership in automotive navigation and search as we continue to expand our partnerships with global automakers,” said HP Jin, president, CEO and co-founder of TeleNav. “In our core navigation business, we grew total subscribers in carrier bundle offerings, subscriber paid offerings, and our freemium offerings. We are also pleased to remain a top navigation application provider on the iPhone platform, both in the free and paid categories.”

Net income for the first quarter of fiscal 2012 was $8.2 million, or $0.18 per diluted share, compared to net income of $12.4 million, or $0.27 per diluted share, for the first quarter of fiscal 2011.

Non-GAAP net income for the first quarter of fiscal 2012 was $9.2 million, or $0.20 per diluted share, compared to non-GAAP net income of $13.2 million, or $0.29 per diluted share, for the first quarter of fiscal 2011. Non-GAAP net income excludes stock-based compensation expense net of the related tax effect.

In the first quarter of fiscal 2012, TeleNav completed its $20 million stock repurchase plan authorized in November 2010. The company repurchased a total of 2,037,743 shares of its common stock for an aggregate cost of approximately $20 million under this plan.

Today, TeleNav announced that its board of directors has authorized a second repurchase plan, allowing the company to repurchase up to $20 million, inclusive of broker fees, of its common stock, in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and amount of repurchase transactions under this program will depend on market conditions and other considerations. All of the repurchases will be funded by TeleNav’s available working capital and the duration of the repurchase program is 12 months, although it may be increased, extended, suspended or discontinued without prior notice.

Recent Business Highlights

•

In October 2011, TeleNav announced that it is collaborating with Delphi Automotive to deliver a navigation product to a major global automaker to seven additional regions. Delphi will use the TeleNav Auto platform for the navigation component of a new, connected infotainment system available worldwide. TeleNav will provide turn-by-turn navigation incorporating real-time information from SiriusXM such as traffic and weather. Navigation with integrated connected features will be accessible through voice commands and a full-color LCD touch-screen.

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In October 2011, TeleNav launched TeleNav GPS Navigator 7.1, available first on Sprint Android devices. The new version makes it easier and faster for users to accomplish their daily tasks, from running errands around town, exploring their town for fun, and surviving their daily commute. It offers a new, unique home screen called “My Dashboard™” that includes OneBox Search for local places, businesses, landmarks, and addresses; a map of the user’s current location with real-time traffic overlay; customizable “Home” and “Work” buttons to show current drive times based on live traffic; smoother and faster map rendering and other enhanced features.

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TeleNav’s branded iPhone navigation app continued to be one of the most highly-ranked navigation apps for iPhone in both the paid and free categories, with over 700,000 downloads as of September 30, 2011.

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In September 2011, TeleNav announced that it completed the acquisition of goby, a Boston-based local search engine and mobile application developer focused on offering users an easy way to explore and discover events and activities based on location.

Business Outlook

TeleNav offers the following guidance, which is predicated on management’s judgments and assumes no changes in current contractual relationships with significant carrier partners.

For the second quarter of fiscal 2012 ending December 31, 2011:

•	Total revenue is expected to be $50.0 to $52.0 million;

•	Gross margin is expected to be approximately 79 to 80 percent;

•	Non-GAAP operating expenses are expected to be $30.0 to $31.0 million, and excludes approximately $1.5 million in stock-based compensation;

•	GAAP net income is expected to be $5.0 to $6.0 million;

•	GAAP diluted net income per share is expected to be $0.11 to $0.13;

•	Non-GAAP net income is expected to be $6.0 to $7.0 million;

•	Non-GAAP diluted net income per share is expected to be $0.13 to $0.15;

•	Effective tax rate is expected to be approximately 37 percent

•	Weighted-average diluted shares outstanding are expected to be approximately 45 million.

For the fiscal year ending June 30, 2012:

•	Total revenue is expected to be $215.0 to $225.0 million;

•	Gross margin is expected to be approximately 76 to 77 percent;

•	Non-GAAP operating expenses are expected to be $119.0 to $123.0 million, and excludes approximately $6.0 million in stock-based compensation;

•	GAAP net income is expected to be $24.0 to $28.0 million;

•	GAAP diluted net income per share is expected to be $0.53 to $0.61;

•	Non-GAAP net income is expected to be $28.0 to $32.0 million;

•	Non-GAAP diluted net income per share is expected to be $0.62 to $0.70;

•	Weighted-average diluted shares outstanding are expected to be approximately 45 to 46 million.

The above information concerning the forecast for the second fiscal quarter ending December 31, 2011 and fiscal 2012 represents TeleNav’s outlook only as of the date hereof, and TeleNav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call

TeleNav will host an investor conference call and live webcast today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its first quarter fiscal 2012 results and outlook for the second quarter and full year of fiscal 2012. To access the conference call, dial 888-254-3601 or 913-312-1516. The webcast will be accessible on TeleNav’s investor relations website at http://investor.telenav.com/. A replay of the conference call will be available approximately two hours after its completion and will be available through Tuesday, November 1, 2011, 5:00 p.m. PDT. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 2449593.

Use of Non-GAAP Financial Measures

TeleNav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as net income and earnings per share information included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for TeleNav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of the tax effect of the GAAP stock compensation expenses that are being eliminated to arrive at the non-GAAP expenses.

TeleNav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and fiscal year growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding TeleNav’s underlying operating results. These non-GAAP measures are some of the primary measures TeleNav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Forward - Looking Statements

This press release contains forward-looking statements that are based on TeleNav management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning TeleNav’s anticipated or assumed future financial results, shares outstanding and anticipated business activities. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in TeleNav’s quarterly and annual operating results; TeleNav’s dependence on Sprint, AT&T, and Ford for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom TeleNav provides services, as have occurred in the past; competition from other market participants who may provide comparable services to subscribers without charge; TeleNav’s short history in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of

TeleNav’s products offered by Ford and the products offered by Delphi’s customer; the timing of new product releases and vehicle production by our automotive customers; TeleNav’s ability to increase revenue from premium services; TeleNav’s inexperience in the mobile advertising market; TeleNav’s ability to estimate and sustain or increase its revenue and profitability; TeleNav’s ability to attract, migrate and retain new wireless carriers and auto manufacturers and automotive equipment suppliers; TeleNav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon TeleNav’s financial results; the introduction of new products by competitors or the entry of new competitors into the markets for TeleNav’s services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About TeleNav, Inc.

TeleNav, Inc. is a leading provider of consumer location-based services (LBS), enterprise LBS and automotive LBS with more than 26 million paying subscribers as of September 30, 2011. TeleNav’s solutions provide consumers, wireless service providers, enterprises and automakers with location-specific, real-time, personalized services such as GPS navigation, local search, mobile advertising, mobile commerce, location tracking and workflow automation. TeleNav’s technology is available across more than 600 types of mobile phones, all major mobile phone operating systems and a broad range of wireless network protocols. TeleNav’s service providers and partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Cincinnati Bell, Ford Motor Company, NII Holdings, QNX Software Systems, Rogers, Sprint Nextel, Telcel, T-Mobile UK, T-Mobile USA, U.S. Cellular, Verizon Wireless and Vivo Brazil.

The TeleNav, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7118

For more information on TeleNav, please visit www.telenav.com. Follow TeleNav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.

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Copyright 2011 TeleNav, Inc. All Rights Reserved.

“TeleNav,” the TeleNav logo, “telenav.com” and “TeleNav GPS Navigator” are registered and unregistered trademarks and/or service marks of TeleNav, Inc. unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

Media Contacts:

Mary Beth Lowell

TeleNav, Inc.

425-531-0122

marybethl@telenav.com

Investor Relations:

Cynthia Hiponia

The Blueshirt Group (for TeleNav)

408-990-1265

IR@telenav.com

TeleNav, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30, 2011	June 30, 2011 *
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,141	$24,053
Short-term investments	161,080	179,257
Accounts receivable, net of allowances of $381 and $356, respectively	20,983	30,711
Prepaid expenses and other current assets	11,472	9,654
Deferred tax assets	2,912	2,951

Total current assets	228,588	246,626
Property and equipment, net	12,055	9,079
Deferred tax assets, non-current	2,129	1,589
Deposits and other assets	5,104	3,333

Total assets	$247,876	$260,627

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,097	$3,176
Accrued compensation	6,757	7,847
Accrued royalties	3,062	4,154
Other accrued expenses	4,251	4,308
Deferred revenue	30,281	48,490
Income taxes payable	1,060	49

Total current liabilities	50,508	68,024
Other liabilities	6,147	4,137
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 43,230 shares issued and 41,192 outstanding at September 30, 2011, and 42,984 issued and 41,823 outstanding at June 30, 2011	41	42
Additional paid-in capital	115,120	115,064
Accumulated other comprehensive income	386	537
Retained earnings	75,674	72,823

Total stockholders’ equity	191,221	188,466

Total liabilities and stockholders’ equity	$247,876	$260,627

*	Derived from audited consolidated financial statements as of and for the year ended June 30, 2011

TeleNav, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2011	2010
	(unaudited)
Revenue	$52,732	$51,100
Cost of revenue	10,316	8,852

Gross profit	42,416	42,248
Operating expenses:
Research and development	16,479	13,027
Sales and marketing	7,467	4,726
General and administrative	6,250	3,746

Total operating expenses	30,196	21,499

Income from operations	12,220	20,749
Interest income	382	97
Other income (expense), net	110	100

Income before provision for income taxes	12,712	20,946
Provision for income taxes	4,528	8,588

Net income	$8,184	$12,358

Net income per share
Basic	$0.20	$0.29
Diluted	$0.18	$0.27
Weighted average shares used in computing net income per share
Basic	41,550	42,151
Diluted	45,006	44,939

TeleNav, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,
	2011	2010
	(unaudited)
Operating activities
Net income	$8,184	$12,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,159	1,843
Accretion of premium on short-term investments	1,132	95
Stock-based compensation expense	1,180	852
Write-off of capitalized software	—	691
Excess tax benefit from stock-based compensation	(521)	—
Changes in operating assets and liabilities:
Accounts receivable	9,728	(19,944)
Deferred income taxes	258	332
Prepaid expenses and other current assets	(1,802)	(1,030)
Other assets	(712)	(838)
Accounts payable	199	(1,152)
Accrued compensation	(1,090)	(1,484)
Accrued royalties	(1,092)	614
Accrued expenses and other liabilities	2,032	449
Income taxes payable	1,717	4,840
Deferred revenue	(18,336)	22,622

Net cash provided by operating activities	3,036	20,248

Investing activities
Purchases of property and equipment	(2,816)	(1,512)
Additions to capitalized software	(615)	(340)
Purchases of short-term investments	(28,024)	(81,128)
Proceeds from sales and maturities of short-term investments	44,962	—
Acquisitions, net of cash acquired	(1,768)	—

Net cash provided by (used in) investing activities	11,739	(82,980)

Financing activities
Proceeds from exercise of stock options	769	44
Repurchase of common stock	(7,933)	—
Excess tax benefit from stock-based compensation	521	—

Net cash (used in) provided by financing activities	(6,643)	44

Effect of exchange rate changes on cash and cash equivalents	(44)	(89)

Net increase (decrease) in cash and cash equivalents	8,088	(62,777)
Cash and cash equivalents, at beginning of period	24,053	112,862

Cash and cash equivalents, at end of period	$32,141	$50,085

Supplemental disclosure of cash flow information
Income taxes paid	$1,266	$3,026

TeleNav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands except for per share amounts)

	Three Months Ended September 30,
	2011	2010
GAAP net income	$8,184	$12,358
Stock-based compensation:
Cost of revenue	27	25
Research and development	602	493
Sales and marketing	215	151
General and administrative	336	183

Total stock-based compensation	1,180	852
Tax effect of adding back stock-based compensation	(141)	(57)

Non-GAAP net income	$9,223	$13,153

Non-GAAP net income per share
Basic	$0.22	$0.31
Diluted	$0.20	$0.29
Weighted average shares used in computing non-GAAP net income per share
Basic	41,550	42,151
Diluted	45,006	44,939